Exhibit 10.1

EXECUTION COPY

JOINT VENTURE AGREEMENT

Dated as of November 9, 2006

Among

INTERNATIONAL POWER GROUP, LTD.,

SISTEMAS ECOLOGICOS PARA LA PROTECCION AMBIENTAL S.A. DE C.V.

AND

MARIO SALGUERO ROSSAINZZ

Table of Contents

CHAPTER I.  DEFINITION OF TERMS

CHAPTER II.  OBLIGATIONS OF THE PARTIES; CONDITIONS

This Chapter II sets forth certain obligations of the Parties with respect to the Project.  These obligations are subject to the express conditions set forth herein as applicable pursuant to the terms and conditions of this Agreement.  - 3 -

2.1

JOINT VENTURE MILESTONES

2.2

WASTE HANDLING AGREEMENT

2.3

LEASE AGREEMENT

2.4

PERMITS TO BUILD AND OPERATE THE PLANT

2.5

SEPA TO PROVIDE THEIR CONTACTS AND RELATIONS WITH AUTHORITIES AND LOCAL BUSINESS COMMUNITY  - 5 -

2.6

EXPERTISE STUDIES AND TECHNOLOGY

2.7

BUILDING PROCESS

2.8

PROJECT FINANCING

2.9

PROJECT INSURANCE

2.10

PLANT OPERATION

2.11

PLANT INDUSTRIAL RESIDUES PROVIDERS

2.12

TEMPORARY INDUSTRIAL RESIDUES STORAGE

2.13

NON-COMPETITION

CHAPTER III.  ORGANIZATION AND BUSINESS OF THE JOINT VENTURE

3.1

BUSINESS PURPOSES

3.2

CHARTER AND BY-LAWS

3.3

EQUITY STRUCTURE

3.4

LIMITED LIABILITY

CHAPTER IV.  GENERAL MEETING

4.1

GENERAL EQUITY HOLDER’S MEETINGS

4.2

QUORUM

4.3

RESOLUTION

4.4

IMPORTANT MATTERS

CHAPTER V.  DIRECTORS AND OFFICERS

5.1

ELECTION OF DIRECTORS

5.2

QUORUM AND RESOLUTION

5.3

OFFICERS

5.4

OTHER POSTS

5.5

DEADLOCK RESOLUTION

5.6

OCCURRENCE OF DEADLOCK

5.7

MEDIATION

5.8

OFFER AND SALE OF EQUITY INTERESTS

CHAPTER VI.  AUDITORS

6.1

AUDITOR

CHAPTER VII.  ACCOUNTING

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7.1

ACCOUNTING PERIOD

7.2

INSPECTION OF ACCOUNTING RECORDS AND BOOKS

CHAPTER VIII.  INCREASE OF CAPITAL

8.1

CAPITAL CALLS

CHAPTER IX.  TRANSFER OF EQUITY INTERESTS

9.1

DISPOSAL OF EQUITY INTERESTS

9.2

EFFECT OF TRANSFER

9.3

INSOLVENCY

9.4

CHANGE IN CONTROL

9.5

RIGHT TO PURCHASE EQUITY INTERESTS IN JV

CHAPTER X.  [RESERVED]

CHAPTER XI [RESERVED]

CHAPTER XiI.  GOVERNMENT APPROVALS AND PROTECTIVE MEASURES

12.1

APPLICATION

CHAPTER XIII.  PAYMENTS AND BEARING OF COST AND EXPENSES

13.1

DISTRIBUTIONS

13.2

COSTS AND EXPENSES

CHAPTER XIV.  NON-DISCLOSURE PROVISION

14.1

CONFIDENTIALITY

CHAPTER XV.  OBLIGATIONS, REPRESENTATIONS AND WARRANTIES

15.1

OBLIGATIONS OF THE EQUITY HOLDERS

15.2

REPRESENTATIONS AND WARRANTIES

CHAPTER XVI.  COMPLIANCE

16.1

COMPLIANCE WITH LAWS AND STANDARDS OF CONDUCT

CHAPTER XVII.  INDEMNIFICATION

17.1

INDEMNIFICATION

CHAPTER XVIII.  GENERAL PROVISIONS

18.1

DEFAULT

18.2

TERMINATION

18.3

FORCE MAJEURE

18.4

NOTICE

18.5

NO WAIVER

18.6

DIVISIBILITY OF PROVISIONS

18.7

ASSIGNMENT

18.8

ARBITRATION

18.9

GOVERNING LAW

18.10

ENTIRE AGREEMENT

18.11

HEADINGS

18.12

CUMULATIVE REMEDIES

18.13

NO GUARANTEES OF SUCCESS

18.14

LANGUAGE

18.15

COUNTERPARTS

18.16

PRECEDENCE OF AGREEMENT

18.17

RELATIONSHIP OF THE PARTIES

18.18

NO PUBLICITY

18.19

SURVIVAL

18.20

LABOR MATTERS

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EXECUTION COPY

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the “Agreement”) is made and entered into on this 9th day of November, 2006 (the “Effective Date”) by and between INTERNATIONAL POWER GROUP LTD., a corporation duly organized and existing under the laws of the State of Delaware, United States of America, and having its principal place of business at 950 Celebration Boulevard Suite A, Celebration, Florida 34347, USA (“IPWG”), SISTEMAS ECOLOGICOS PARA LA PROTECCION AMBIENTAL S.A. DE C.V., a corporation duly organized and existing under the laws of the Mexican Republic, and having its principal place of business at Calle Juan Ugarte No. 11062-4, Fraccionamiento Garita de Otay, Tijuana, North Baja California, Z.C. 22440, Mexico (“SEPA”), and Mr. Mario Salguero Rossainzz, a citizen of Mexico and the General Director of SEPA, with an address of Calle Juan Ugarte no. 11062-4, Fraccionamiento garita de Otay, Tijuana, North Baja California, Z.C. 22440, Mexico (“Salguero”).  IPWG, SEPA and Salguero are alternatively referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, IPWG is marketing and plans to build and operate waste-to-energy facilities to process solid and hazardous wastes by incineration, which facilities would produce marketable electricity, drinking water and ash for use in construction materials including cement and road beds;

WHEREAS, SEPA is engaged in, among other things, the business of transporting hazardous and non-hazardous industrial residues to temporary storage facilities and transporting such residues for final disposal, and is engaged in the collection and transportation of burn oil, flammable liquids and corrosive liquids, as well as waste water, to storage facilities;

WHEREAS, Salguero is the General Director of SEPA;

WHEREAS, the Parties have decided to form a joint venture in order to build, fuel and operate a waste-to-energy facility in Mexicali, North Baja California, Mexico; and

WHEREAS, IPWG and SEPA desire to enter into this Agreement to set out certain terms and conditions relating to the establishment and management of such joint venture entity and the construction, fuel and operation of such waste-to-energy facility, all subject to certain terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the above recitals and the promises, covenants and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties agree as follows:

CHAPTER I.  DEFINITION OF TERMS

1.1

In this Agreement and in the recitals hereto:

(a)

“Affiliate” means any entity that controls, is controlled by, or is under common control with an entity.  For purposes of this definition, “control” means:  (i) ownership of more than 50% of the voting ownership interests of an entity; and/or (ii) the right under contract to select a majority of the members of the board of directors or other governing body of an entity, or similarly to control and direct the management of the entity.

(b)

“Appraised Value” means the fair market value of one hundred percent (100%) of the Equity Interests of JV as a going concern without any minority discount or control premium.  The Appraised Value of any particular Percentage Interest shall mean the

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Appraised Value of JV times such Percentage Interest, reduced by an appropriate minority discount or increased by any premium appropriate in the event the Percentage Interest represents a controlling interest in the JV.

(c)

“Equity Holder” means any entity that holds an Equity Interest in JV.

(d)

“Equity Interest” means a unit of capital in JV.

(e)

“Financial Close Date” means the date on which JV and Project Company have entered binding, irrevocable commitments with third-party lenders and investors to provide financing for the construction of the JV Facility, the lease of the Premises, and the operation of the JV Facility in accordance with the financing plan to be developed by IPWG in its sole discretion on behalf of JV.

(f)

“Industrial Residues” means waste of a kind and nature described in Exhibit A to this Agreement, and does not include Municipal Waste.

(g)

“JV Facility” means a WTE Plant to be built and operated by the Project Company as contemplated by this Agreement.

(h)

“Lease Agreement” means a contract between SEPA and the Project Company for the lease of the Premises.

(i)

“Municipal Waste” means waste under the control of local authorities or agents acting on their behalf, but not including Industrial Residues. Examples of Municipal Waste include household waste, street litter, waste delivered to recycling points, municipal parks and garden wastes, and commercial waste from small commercial enterprises where local authority waste collection agreements are in place.

(j)

“Non-Recourse Project Financing” means financing arrangements that provide a lender or investor with recourse, if any, only against assets and capital stock of JV and/or the Project Company.

(k)

“Percentage Interest” means all of an Equity Holder’s Equity Interests in JV, expressed as a percentage of the aggregate of 100% of the outstanding Equity Interests of JV.

(l)

“Premises” means that certain eighteen (20) Hectare parcel of real property described further in Exhibit B.

(m)

“Project” means the construction and operation of the JV Facility on the Premises.

(n)

“Project Company” means the entity that builds and operates the JV Facility.  The “Project Company” will be organized and existing under the laws of Mexico and may be the JV or may be a direct or indirect subsidiary of JV.

(o)

“Transaction Documents” means those agreements referenced herein to be entered by one or more of the Parties and JV or the Project Company after the Effective Date, including the Lease Agreement and the Waste Handling Agreement.

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(p)

“Waste-to-Energy Plant” or “WTE Plant” means a facility that incinerates solid waste and from such operations generates electricity, drinking water and ash for use in construction materials including cement and road beds.

1.2

Any reference in this Agreement to a “Clause” or “Schedule” is a reference to a clause hereof or a schedule hereto.

1.3

In this Agreement:

(a)

 “Hectare(s)” denotes 10,000 m2. or 2.471053 acres.

(b)

 “Ton(s)” denotes a metric ton.

CHAPTER II.  OBLIGATIONS OF THE PARTIES; CONDITIONS

This Chapter II sets forth certain obligations of the Parties with respect to the Project.  These obligations are subject to the express conditions set forth herein as applicable pursuant to the terms and conditions of this Agreement.

2.1

JOINT VENTURE MILESTONES

Each Party shall use commercially reasonable efforts to support the operations of JV and Project Company and to achieve the milestones set forth in Exhibit C (Joint Venture Milestones) by the corresponding milestone dates set forth in Exhibit C.

2.2

WASTE HANDLING AGREEMENT

On or before November 15, 2006, SEPA and IPWG shall have agreed to the terms of a Waste Handling Agreement (the “Waste Handling Agreement”), to be entered by SEPA and the Project Company subsequent to the formation of the Project Company and prior to the Financial Close Date, that is consistent with the terms and conditions of this Agreement including the following:

(a)

SEPA INDUSTRIAL RESIDUES PROGRAM COMMITMENT.  SEPA shall provide and pay Project Company to process at least 450 Tons per day of Industrial Residues, which amount may increase over time.  SEPA will adhere to an Industrial Residues Program Schedule that provides the schedule for SEPA to achieve its commitment under this Section 2.2(a), a copy of which is attached as Exhibit D.

(b)

SEPA INDUSTRIAL RESIDUES DELIVERY TO THE PLANT.  SEPA shall deliver the Industrial Residues directly to the JV Facility at its sole expense, using its own transportation or hiring outsourced transportation or other means.  SEPA will be responsible for the transportation of the Industrial Residues to the JV Facility and Project Company will be in charge of the final disposal and will use commercially reasonable efforts to obtain a “Destruction Certificate” for such Industrial Residues if necessary to comply with applicable law.

(c)

PRICES.  The prices to be paid by SEPA to the Project Company for the Project Company’s services with respect to Industrial Residues under the Waste Handling Agreement are set forth in Exhibit E.  The prices in Exhibit E are in consideration of market prices, volumes and qualities of the Industrial Residues, and other relevant technical and operational factors, and are subject to increase on a calendar yearly basis as a result of increases in the cost of supplies and labor and other reasonable business factors.  The prices are in US Dollars and will apply to SEPA and other

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Industrial Residue customers of the Project Company, subject to the requirements of applicable law; provided, however, that the Project Company may enter into agreements with municipalities for the processing of Municipal Waste at pricing that is different than the pricing set forth in Exhibit E.

(d)

THIRD PARTY CUSTOMERS.  Project Company will negotiate waste handling agreements and tipping fees for Industrial Residues or Municipal Waste with other customers including municipalities to the extent commercially reasonable.  Exhibit F contains a list of current SEPA customers and prospective customers for use of the services of the Project Company.  SEPA undertakes to notify the Project Company from time-to-time of other prospective Project Company customers that SEPA identifies.

2.3

LEASE AGREEMENT

On or before December 15, 2006, SEPA and IPWG shall have agreed to the terms of the Lease Agreement to be entered by SEPA and the Project Company, which Lease Agreement shall be consistent with the terms and conditions of this Agreement including the following:

(a)

SEPA, as a contribution to the JV, shall lease the Premises at a rate below fair market value for the entire term of the Lease Agreement.  The Lease Agreement shall have a term of thirty (30) years or the maximum period permitted by law, if less.  SEPA represents and warrants to IPWG that SEPA has or prior to entry into the Lease Agreement will have the necessary power and authority to enter into the Lease Agreement in accordance with the terms and conditions of this Agreement.

(b)

Neither the Project Company nor its Affiliates (including IPWG or JV) shall have any obligation to enter the Lease Agreement unless and until: (i) SEPA and Project Company have negotiated the terms and conditions of The Lease Agreement which are consistent with this Section 2.3 (Lease Agreement) and are otherwise to the satisfaction of IPWG and the Project Company in their sole discretion; and (ii) IPWG and the Project Company are satisfied in their sole discretion with the results of their due diligence investigation of the Premises which may include, without limitation, an investigation to determine whether in the sole discretion of IPWG and the Project Company: (A) the accesses are adequate; (B) the Tons of Industrial Residues produced in the vicinity of the JV Facility are adequate; (C) the Premises may be connected through reasonable efforts to the electrical, sewage, and other public utility grid, and (D) the Premises will have access to sufficient water.

(c)

SEPA shall cooperate with Project Company’s and its Affiliates’ due diligence investigation of the Premises and will provide and ensure that Project Company and its Affiliates have sufficient access to the Premises to perform such tests and examinations of the Premises that Project Company and its Affiliates deem advisable in their sole discretion.

(d)

Upon satisfactory completion of its due diligence investigation, the Project Company will notify SEPA and SEPA, in coordination with IPWG will petition the Comisión Federal de Electricidad (“CFE”) and the Comisión Nacional del Agua (“CNA”) for approval of the proposed construction and operation of the JV Facility; and, notwithstanding anything to the contrary in the Lease Agreement to be entered by SEPA and the Project Company, the Project Company shall have no obligation to make payments under the Lease Agreement unless and until such condition is satisfied among such other customary and reasonable conditions to be agreed by the Parties.

(e)

The Lease Agreement shall contain representations and warranties to the satisfaction of the Project Company in its sole discretion as to the absence of environmental or hazardous substance

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contamination of the Premises, including, without limitation, soil, substrata and acquifers underlying the Premises, and other adverse environmental conditions, and shall provide for indemnification of Project Company and its Affiliates for any losses and liabilities incurred due to any such environmental conditions.

2.4

PERMITS TO BUILD AND OPERATE THE PLANT

SEPA shall transfer and assign and contribute, at its sole expense, to the Project Company all permits, licenses and government approvals (“Permits”) that SEPA already possesses and which are necessary or helpful to the construction of the JV Facility or the operations of the Project Company on or before December 15, 2006, and will assist Project Company with securing all other Permits that are necessary or helpful to the construction of the JV Facility or the operations of the Project Company.  The costs of such new Permits (not Permits transferred and assigned by SEPA) and extensions thereof will be absorbed by the Project Company.  Exhibit G identifies the Permits to be transferred and assigned by SEPA to the Project Company, and those other Permits that will be required for the operation of Project Company.

2.5

SEPA TO PROVIDE THEIR CONTACTS AND RELATIONS WITH AUTHORITIES AND LOCAL BUSINESS COMMUNITY

SEPA shall at no expense to IPWG or JV provide strategic advisory services in connection with the establishment and operations of the Project Company, including knowledge and strategic advisory services regarding the Industrial Residues market of the locality and surrounding area, introductions to and coordination with SEPA’s contacts with government and industry authorities and representatives, assistance with applying for and securing the Permits, and assistance with the construction of The JV Facility and launch and continuing operations of the Project Company.

2.6

EXPERTISE STUDIES AND TECHNOLOGY

The JV shall be responsible for commissioning and securing all necessary and appropriate feasibility and engineering studies in connection with the construction and operation of the JV Facility, following IPWG technical, financial and operational policies.  SEPA will have the right to make suggestions based on its knowledge of the local market and technology, but the final decision will be made by the JV based on the recommendations of IPWG.  IPWG or an Affiliate of IPWG further shall license certain technology and provide certain technical assistance to the Project Company in connection with the planning, construction and operation of the JV Facility in accordance with a technology agreement to be entered between IPWG or such Affiliate of IPWG and the Project Company.

2.7

BUILDING PROCESS

Subject to the timely satisfaction of the milestones set forth in Exhibit C (Joint Venture Milestones) and the approval and issuance of all necessary Permits by government authorities for the construction and operation of the JV Facility, the Project Company will use commercially reasonable efforts to construct the JV Facility.  Subject to the conditions set forth in the preceding sentence, the Project Company will supervise the construction and operation of the JV Facility.  IPWG will develop the specifications and plans for the construction of the JV Facility in its sole discretion.

2.8

PROJECT FINANCING

Subject to the timely satisfaction of the milestones set forth in Exhibit C (Joint Venture Milestones) and the approval issuance of all necessary Permits by government authorities for the construction and operation of

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the JV Facility, IPWG shall use commercially reasonable efforts to assist JV with obtaining Non-Recourse Project Financing for the Project.

IPWG and JV have the right to use any method they deem reasonable or appropriate in their sole discretion to secure non-recourse Project Financing for the Project including borrowing money or selling any of IPWG’s Equity Interests in JV.

2.9

PROJECT INSURANCE

JV shall be responsible for securing reasonable and appropriate insurance coverages for the Project Company.

2.10

PLANT OPERATION

The JV Facility will be operated and managed by IPWG on behalf of the Project Company and IPWG may charge a reasonable management fee to the JV consistent with other IPWG facilities subject to any distinguishing factors from such facilities, and if no such other facilities are then in operation, IPWG may charge a reasonable fee based on relevant factors. This Section 2.10 shall be superseded by a Management Agreement to be negotiated between IPWG and JV.

2.11

PLANT INDUSTRIAL RESIDUES PROVIDERS

SEPA acknowledges that it will be a very important provider of Industrial Residues to the JV Facility.  In parallel, Project Company may have its own sales force that will promote the JV Facility services in order to acquire more customers.  The Project Company will prioritize the handling of Industrial Residues from SEPA over Industrial Residues of other customers of the Project Company, as further described in the Waste Handling Agreement to be agreed and entered by the Project Company and SEPA.

2.12

TEMPORARY INDUSTRIAL RESIDUES STORAGE

The Project Company and SEPA agree to negotiate in good faith as part of the Waste Handling Agreement for the Project Company to provide the capabilities for six (6) months Industrial Residues temporary storage following the launch of the JV Facility and, in order for the JV Facility and Project Company to initiate income to the extent Permits allow for Industrial Residue temporary storage at the JV Facility.  SEPA will provide a Temporary Industrial Residue Storage Permit to the Project Company, which SEPA represents is valid for the Premises, and will provide the necessary Industrial Residues according to the Schedule that is attached to this Agreement as Exhibit D, in order to comply with the 450 Tons per day commitment in an agreed period.

2.13

NON-COMPETITION

As an integral part of this Agreement, on or before November 15, 2006, SEPA shall enter into a non-competition and restrictive covenant agreement with IPWG that is satisfactory to IPWG.

CHAPTER III.  ORGANIZATION AND BUSINESS OF THE JOINT VENTURE

3.1

BUSINESS PURPOSES

The business purpose of this Agreement is a joint venture by the Parties, to build and operate a WTE Plant in the City of Mexicali, North Baja California, Mexico, and for this purpose, as further described in and

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subject to the terms and conditions of this Agreement, the Parties agree to establish the JV as a new company, in accordance with this Agreement.

3.2

CHARTER AND BY-LAWS

The Parties agree to draft the by-laws and Articles of Incorporation or other applicable organizational documents of JV (collectively, the “Charter Documents”), and to execute or cause to have executed the Charter Documents in accordance with applicable law, all on or before December 15, 2006.  In the event of any conflict between this Agreement and the Charter Documents, the terms of this Agreement shall prevail as between the Parties hereto.  The Charter Documents shall be in the English language.

3.3

EQUITY STRUCTURE

Each Party shall make an initial capital contribution to JV in the amount to be determined by the Parties and described in the Charter Documents and in exchange shall receive that number of units of Equity Interests in JV that correspond to its Percentage Interest set forth in this Section 3.3 below.  The initial Percentage Interest of each Party in exchange for its initial capital contribution to JV shall be as follows:

(a)

IPWG:  90.0%.

(b)

SEPA:  5.0%.

(c)

SALGUERO:

5.0%

3.4

LIMITED LIABILITY

JV shall be organized in the form of a limited liability organization under applicable law with enterprise legal person status.  The liability of each Party for the debts, liabilities or obligations of JV shall be limited to the amount of the capital contribution it has made in accordance with the Charter Documents and applicable law to JV.

3.5

THE PROJECT COMPANY

The JV shall organize and establish the Project Company under applicable law in Mexico.  The Project Company shall be wholly owned, directly or indirectly, by JV.

CHAPTER IV.  GENERAL MEETING

4.1

GENERAL EQUITY HOLDER’S MEETINGS

General Equity Holders’ Meetings for the JV may be convened by resolution of the Board of Directors  or by the Secretary and shall be held at least twice a year, either in the offices of Project Company or at such other location as designated by JV.

4.2

QUORUM

A quorum at any General Equity Holders’ Meeting shall exist whenever one or more Equity Holders owning Equity Interests representing at least sixty per cent (60%) of JV’s Equity Interests are present or represented at the meeting.

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4.3

RESOLUTION

Each Equity Holder shall be entitled to participate in the General Equity Holders’ Meeting.  The Equity Holders present or represented at the meeting and that represent a majority of the Equity Interests in JV will have the final decisions but will always take into account the opinions and suggestions of other Equity Holders.

Except as otherwise provided by this Agreement, all resolutions at any General Equity Holders’ Meeting shall be adopted by the affirmative vote of the Equity Holders representing more than fifty percent (50%) of the present or represented Equity Interests of JV.  An Equity Holder shall be entitled to exercise its right of vote by proxy at any General Equity Holders’ Meeting subject to the requirements of the Charter Documents.

4.4

IMPORTANT MATTERS

The following important matters shall require an Equity Holder’s resolution, which shall only be adopted by the unanimous affirmative vote or consent (in accordance with applicable law) of all Equity Holders of JV.  All Equity Holders agree that when so requested by the other Equity Holder they shall elaborate their reasoning for voting for or against any of the important matters as follows:

(a)

Any increase or decrease in the authorized capital of JV.

(b)

Any purchase or sale of all or substantially all of the assets of JV.

(c)

Any merger, dissolution, liquidation or amalgamation by JV.

(d)

The entry into any contracts or substantial commercial transactions with an Equity Holder other than those that are expressly contemplated herein.

CHAPTER V.  DIRECTORS AND OFFICERS

5.1

ELECTION OF DIRECTORS

JV shall be managed and administered by a Board of Directors (the “Board”), which shall be responsible for the overall management of JV.  The Board shall be composed of four (4) directors (the “Directors”), that will be nominated and appointed by IPWG but taking in account the opinion and suggestions of SEPA.  All meetings of the Board shall be conducted in the English language.

5.2

QUORUM AND RESOLUTION

The Board will meet at least three times a year, either in person, by telephone or by video conference.  The Board may only act when a quorum is present.  A quorum of the Board shall exist only when three-fourths of the Directors are present.  The Board may act by actual meetings, by telephone conference, by video conference or by unanimous written consent.  Any Directors can call a meeting of the Board at any time upon at least one (1) week’s prior written notice to all Directors (which may be waived orally or in writing by such Directors, including by participating in such meeting, by telephone conference, by video conference or by written consent).  Each Director shall serve without compensation or reimbursement of expenses by JV.

Each Director shall have the right to cast one vote on each resolution or other voting matter that is presented at a meeting of the Board and all resolutions shall be adopted by the affirmative vote of not less a majority

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of the Directors of JV then forming a quorum.  Any deadlock shall be resolved in accordance with the procedures set forth in Sections 5.6 (Occurrence of Deadlock), 5.7 (Mediation), and 5.8 (Offer and Sale of Equity Interests).

5.3

OFFICERS

The officers of JV shall consist of a Chief Executive Officer, a Treasurer and a Secretary, and such other officers as may be determined from time to time by the Board or required by applicable law.  The officers that hold the position of Chief Executive Officer and Secretary need not be Equity Holders, members of the Board, or employees of JV.

(a)

Appointment of Chief Executive Officer.  The Chief Executive Officer shall serve on a substantially full-time basis, provided however, that he or she may hold other key positions at different companies within Mexico and abroad.

(b)

Duties and Powers of Chief Executive Officer.  The duties, powers and authorities of the Chief Executive Officer shall be as described in the Charter Documents, as they may be amended from time to time and as may be required under applicable law.

(c)

Appointment of Treasurer.  The Treasurer shall serve on a substantially full-time basis.

(d)

Duties and Powers of Treasurer.  The duties, powers and authorities of the Treasurer shall be as described in the Charter Documents, as they may be amended from time to time and as may be required under applicable law.

(e)

Appointment of Secretary.  The Secretary shall serve on a substantially full-time basis, provided however, that he or she may hold other key positions at different companies within Mexico and abroad.

(f)

Duties and Powers of Secretary.  The duties, powers and authorities of the Secretary shall be as described in the Charter Documents, as they may be amended from time to time and as may be required under applicable law.

5.4

OTHER POSTS

JV shall have such other officers as shall be appointed from time to time by its Board.  Officers of JV shall hold office at the pleasure of its Board.  Such other officers of JV shall have such powers and responsibilities as shall be provided by this Agreement, the Charter Documents or resolution of the Board.

5.5

DEADLOCK RESOLUTION

The Equity Holders shall use their good faith efforts to avoid a deadlock in decisions to be made by the unanimous vote of the Equity Holders, and shall cause their representatives on the Board to use their good faith efforts to avoid a deadlock in decisions to be made by a vote of the Board.

5.6

OCCURRENCE OF DEADLOCK

In any case where:

(a)

Any matter of those specified in  Section 4.4 (Important Matters) as requiring the unanimous vote of the Equity Holders has been considered at a General Equity Holder’s Meeting; and

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(b)

No resolution has been approved at such General Equity Holder’s Meeting in relation to the matter by reason of a failure to receive the requisite number of votes for such resolution.

The matter shall immediately be referred to the CEO of IPWG and the CEO of SEPA for resolution, and they shall attempt to resolve the matter promptly and in good faith within forty-five (45) days of the date of the referral.  If no resolution is reached, a “Deadlock” shall be deemed to have occurred and the dispute shall be referred to mediation in accordance with Section 5.7 (Mediation).

5.7

MEDIATION

A Deadlock that is referred to mediation in accordance with Section 5.6 (Occurrence of Deadlock) shall be mediated in accordance with the following procedure:

(a)

If the CEOs are unable to resolve the matter promptly as provided in Section 5.6 (Occurrence of Deadlock) above, any Equity Holder may make a written demand on the other Equity Holders for mediation by an independent mediator.  The Equity Holders agree to participate in the proceedings in good faith with the intention of resolving the Deadlock.

(b)

If a mediator has not been previously agreed to, the Directors shall meet in person or by telephone within seven (7) days after any Equity Holder has received a written demand for mediation, and select a mutually agreeable mediator or, at any time at the option of an Equity Holder, subject the Deadlock to mediation by the American Arbitration Association.  The mediation shall be conducted in Atlanta, Georgia, unless the Equity Holders agree to an alternate location, and shall be conducted in English.  All related disputes identified after the selection of the mediator shall also be submitted to the mediator.  The mediator’s compensation and expenses shall be shared equally by the Equity Holders.

(c)

The mediator may require each Equity Holder to provide the mediator with a brief memorandum setting forth the Equity Holder’s position with respect to each dispute to be presented to the mediator.

(d)

The date of the mediation shall be set within fifteen (15) days after the selection of a mediator.  The date and time of the mediation shall be determined by the mediator with the consent of the Equity Holders, which shall not be unreasonably withheld.

(e)

In the mediation, each Equity Holder may be represented by counsel.  In addition, each Equity Holder may, with permission of the mediator, bring such additional persons as needed to respond to questions, contribute information, and participate in the negotiations; provided, however, that the mediator shall be disqualified as a witness, consultant, expert, expert or counsel for any Equity Holder with respect to the dispute or any related matter.

(f)

Within ten (10) days after the last day of the mediation, the mediator shall provide to each Equity Holder a written report which shall include a description of any agreements reached by the Equity Holders in the mediation.  If a complete resolution of the Deadlock is not reached during the mediation, the mediator shall include in his or her written report a recommendation of a proposed settlement of the remaining dispute which shall be in the best interest of JV.  If, within ten (10) days after receipt of the proposed settlement, the Equity Holders do not settle their dispute, the Equity Holders shall proceed in accordance with Section 5.8 (Offer and Sale of Equity Interests).

(g)

The entire mediation process shall be confidential, and no stenographic, visual or audio record shall be made.  All conduct, statements, promises, offers, views and opinions, whether oral or written,

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made in the course of the mediation by any Equity Holder, their Directors, agents, employees or other invitees and the mediator are confidential and shall, in addition and where appropriate, be deemed privileged.  Such conduct, statements, promises, offers, views and opinions shall not be disclosed to anyone not a Director, agent, employee, expert or witness of any of the Equity Holders.

5.8

OFFER AND SALE OF EQUITY INTERESTS

(a)

If the Deadlock has not been resolved within forty-five (45) days after written demand for mediation, IPWG may deliver a written notice (a “Deadlock Notice”) of its intent to purchase from SEPA and Salguero all of the Equity Interests of SEPA and Salguero in JV for the Appraised Value of the combined Percentage Interests of SEPA and Salguero (the “Deadlock Price”).

(b)

If the Parties have not resolved the Deadlock within ten (10) days after IPWG’s delivery of the Deadlock Notice to SEPA and Salguero, SEPA and Salguero shall be bound to sell, and IPWG shall be bound to purchase, all of SEPA’s and Salguero’s combined Percentage Interest in the Company at the Deadlock Price and upon such other customary terms and conditions proposed by IPWG.

(c)

Any purchase and sale pursuant to this Section 5.8 shall be effected pursuant to a definitive purchase and sale agreement duly executed and delivered by IPWG, SEPA and Salguero and containing the terms and conditions described in Section 5.8(b) above.  The closing of such purchase and sale shall take place (i) thirty (30) days after IPWG’s delivery of the Deadlock Notice to SEPA and Salguero or (ii) the receipt of any necessary approvals of governmental authorities, whichever is later, and at which time:

(i)

SEPA and Salguero each shall deliver to IPWG a duly executed assignment conveying all right, title and interest in and to its Percentage Interest, free and clear of all liens, encumbrances and other adverse claims, together with all Certificates evidencing the Percentage Interest  issued to the selling Equity Holder by the Company and complying with all formalities required by applicable law; and

(ii)

Upon receipt of the articles in subparagraph (i), IPWG shall pay the Deadlock Price to SEPA by wire transfer or certified check.

(d)

Upon a sale of SEPA’s and Salguero’s Equity Interests in accordance with this Section:

(i)

Each selling Equity Holder shall repay all loans, loan capital borrowings and indebtedness in the nature of borrowings outstanding to JV or the Project Company from the selling Equity Holder (together with any accrued interest);

(ii)

JV and the Project Company shall repay all loans, loan capital borrowings and indebtedness in the nature of borrowings outstanding from the selling Equity Holder to JV and the Project Company (together with any accrued interest);

(iii)

IPWG shall use commercially reasonable efforts to secure the release of any third-party guarantees given by the selling Equity Holder to or with respect to JV and the Project Company; and

(iv)

The selling Equity Holder shall, at the request of JV, cause any Director, officer or employee associated with the selling Equity Holder to submit his or her resignation as a Director, officer or employee of the JV, and shall  be responsible for funding of amounts

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required to pay for any severance payments required by law or for which JV or the Project Company is otherwise obligated to make payment as a result, and shall further indemnify and hold harmless IPWG and its Affiliates from and against any claims and amounts relating to such payment obligations.

CHAPTER VI.  AUDITORS

6.1

AUDITOR

JV shall have one (1) independent outside auditor to be elected and appointed by the Board (the “Auditor”).  The duty and function of such Auditor shall include the performance of an annual audit and examination of the books and records of JV, including in connection with any annual financial reporting of JV; and to inform the Board of the results of such audit and examination.  The Auditor’s fees shall be the responsibility of JV.  The Auditor shall be a Certified Public Accountant or firm of international reputation with offices and which is licensed to practice in the United States and Mexico.  JV shall provide all reasonable cooperation with the auditor’s authorized activities.  JV shall maintain accurate and complete accounting records and books in accordance with Generally Accepted Accounting Principles under the law of JV’s organization, consistently applied with regard to all of its operations.

CHAPTER VII.  ACCOUNTING

7.1

ACCOUNTING PERIOD

The fiscal year of JV shall begin on the first day of January and end on the 31st day of December in the same year, provided, however, that the initial fiscal year shall begin on the day of the organization of JV under applicable law and end on the 31st day of December of the same year.

7.2

INSPECTION OF ACCOUNTING RECORDS AND BOOKS

No later than the sixtieth (60th) day following the end of each fiscal year, JV shall deliver to each Equity Holder its financial statements prepared in accordance with applicable legal requirements, containing a consolidated balance sheet of JV as at the end of such fiscal year and the related statements of income, Equity Holders equity and cash flow for the year then ended, prepared in accordance with Generally Accepted Accounting Principles under the law of JV’s organization, consistently applied, and any other financial statements required by applicable laws, all certified by the Auditor.  The accounting books and records of JV shall be available for inspection and review by the Equity Holders or their authorized representatives (under appropriate obligations of confidentiality) at any reasonable time during normal business hours, at the expense of the inspecting Equity Holder.

CHAPTER VIII.  INCREASE OF CAPITAL

8.1

CAPITAL CALLS

Upon any capital call of JV approved by a resolution of the Board, each Equity Holder shall be obligated to make the capital contribution at the times and in the amounts approved by the Board, on a pro rata basis in relation to its respective Percentage Interest.

JV shall provide thirty (30) calendar days advance written notice of the agreed capital call to the Equity Holders.  Each capital contribution to be made by an Equity Holder to JV shall be made by wire transfer of immediately available funds to the account of JV specified in the notice of the agreed capital call.

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In the event an Equity Holder fails to make the capital contribution required by the capital call in accordance with this Chapter VIII within three (3) business days after the date established for the contribution, the other Equity Holders may at their option:  (i) contribute said amount, and the Percentage Interest of the non-contributing Equity Holder shall be diluted including voting rights in JV to the extent of the other Equity Holder’s additional contribution; (ii) make a loan to JV in the amount of the contribution; or (iii) elect for the JV to receive debt from the non-contributing Equity Holder in the amount of the contribution and until such non-contributing Equity Holder satisfies such debt the Equity Holder shall not have voting rights as an Equity Holder of JV.

Except as otherwise provided in the Charter Documents or as approved by the Board and Equity Holders in accordance with this Agreement, no Equity Holder shall demand or receive a return of capital contributions.  No Equity Holder shall have the right to receive property other than cash for its capital contribution except as specifically provided in this Agreement or in the Charter Documents.  No Equity Holder shall be entitled to interest on any capital contribution.

CHAPTER IX.  TRANSFER OF EQUITY INTERESTS

9.1

DISPOSAL OF EQUITY INTERESTS

(a)

Neither SEPA nor Salguero may sell, assign, transfer, pledge, or otherwise in any manner dispose of or encumber any of its Equity Interest in JV without the express prior written consent of IPWG. IPWG may, without the consent of SEPA or Salguero:  (i) sell, assign or transfer all or any portion of its Equity Interest in JV to any third party, and (ii) pledge all or any portion of its Equity Interest as security for its debt or debt of JV or the Project Company.  Any attempted sale, assignment, transfer, pledge or other disposal of a Party’s Equity Interest in JV that violates this Section 9.1(a) shall be null and void.

(b)

IPWG may provide to SEPA and/or Salguero a notice of IPWG’s:  (i) intent to sell, assign or transfer to a third party IPWG’s Percentage Interest in JV in accordance with Section 9.1(a), and (ii) election to cause SEPA and/or Salguero to transfer its Percentage Interest to such third party (“Drag-Along Notice”).  IPWG shall provide any Drag-Along Notice at least thirty (30) days in advance of the consummation of the sale, assignment or transfer.  If IPWG delivers a Drag-Along Notice to SEPA and/or Salguero, then SEPA and/or Salguero, as applicable, shall sell, transfer and assign its Percentage Interest in JV to the third-party transferee, simultaneous with the consummation of IPWG’s sale, conveyance, transfer and assignment of its Percentage Interest to such third party  at the Appraised Value of SEPA’s and Salguero’s Percentage Interest determined in accordance with the following procedure:

The Appraised Value shall be determined for all purposes in accordance with the following procedure:  Upon the occurrence of an event (the “Triggering Event”) requiring, or giving an Equity Holder the right to require, that the Appraised Value be determined hereunder, the Equity Holders shall, as promptly as practicable, confer with each other for the purposes of agreeing upon the Appraised Value, or if they do not agree thereon, of selecting one of Ernst & Young, Deloitte & Touche, KPMG or PricewaterhouseCoopers or the successor to any of the foregoing (and which is not the Auditor) to perform such appraisal (hereinafter the “Appraiser”).  The Appraiser so selected shall issue its appraisal as soon as practicable but not later than thirty (30) days after its selection.  If within ten (10) days of the Triggering Event, the Equity Holders cannot mutually agree on the Appraised Value and the Appraiser, then each Equity Holder independently shall select one of Ernst & Young, Deloitte & Touche, KPMG or PricewaterhouseCoopers or the successor to any of the foregoing (and which is not the Auditor) to determine the Appraised Value.  Such accounting firms shall immediately choose a final internationally recognized accounting firm

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(and which is not the Auditor) that shall act as the “Deadlock Appraiser”.  Within forty-five (45) days after the Triggering Event, the accounting firms shall deliver their appraisals to the Deadlock Appraiser.  The Deadlock Appraiser shall review the appraisals prepared by the accounting firms and based upon the underlying information used by these accounting firms to determine the Appraised Value and any other reasonable information, shall determine the Appraised Value within thirty (30) days thereafter.  If the use of the Deadlock Appraiser is necessary, the Deadlock Appraiser’s Appraised Value shall conclusively be the Appraised Value for all purposes relating to the relevant Triggering Event.  The Equity Holder whose accounting firm’s Appraised Value is furthest from the Deadlock Appraiser’s Appraised Value shall pay the fees of the Deadlock Appraiser in addition to the fees of the accounting firm retained by such Equity Holder for purposes of performing the initial valuation.

(c)

In the event SEPA or Salguero desires to sell, transfer or convey all or a portion of SEPA’s or Salguero’s Equity Interests, such Party shall provide a written notice (the “Transfer Notice”) to IPWG stating its intent to make such sale, transfer or conveyance, the Equity Interests it wishes to sell, transfer or convey, the price of such Equity Interest and the identity of the proposed purchaser. IPWG shall have the right of first refusal to purchase such Equity Interest on terms no less favorable than those offered to or by such purchaser. Within thirty (30) days of receipt of the Transfer Notice from SEPA or Salguero, as applicable, IPWG shall deliver its response stating whether it chooses to exercise its right to purchase the Equity Interest such Party wishes to sell, transfer or convey. If IPWG chooses to exercise this right, then the Parties shall be deemed to have a binding agreement to sell, transfer and convey the Equity Interests to IPWG on the terms proposed by IPWG; provided, however, that if the Parties do not agree on the purchase price, then the purchase price shall be determined in accordance with Section 9.1(b).  If IPWG fails to respond to the Transfer Notice within such thirty (30) day period, it shall be deemed to have given its prior written consent to sale, transfer and conveyance by the Party providing the Transfer Notice of its Equity Interest on the terms set forth in the Transfer Notice.

(d)

The provisions of this Section 9.1 shall be binding upon all Equity Holders of JV, whether or not any such Party becomes a bankrupt or otherwise has its assets owned, controlled, disposed of or monitored by a Third Party, whether voluntarily or involuntarily, in which event the provisions of this Chapter IX, Section 1 shall apply to the bankrupt Party’s legal representative.  Any transferee of an Equity Interest shall be deemed the transferor for purposes of this Agreement.

9.2

EFFECT OF TRANSFER

In the event of any transfer of any Equity Interest in JV pursuant to or as permitted by this Agreement:

(a)

each Equity Holder shall vote in such a manner as to give effect to any such transfer of Equity Interests in JV and cause the directors of JV whom such Equity Holder has designated to take such action as may be necessary in connection therewith; and

(b)

each Equity Holder shall see to it that upon completion of transfer of all of its Equity Interests in JV that the Director or Directors of JV whom such Equity Holder has designated shall forthwith resign with immediate effect and without claim for compensation for loss of office.

9.3

INSOLVENCY

Notwithstanding any other provision of this Agreement, if any Party to this Agreement commences a voluntary case under any applicable bankruptcy or business reorganization law, or consents to the entry of an order for relief in an involuntary case under any such bankruptcy or business reorganization law, the

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filing of an involuntary case under any such bankruptcy or business reorganization law, or becomes insolvent, or enters into an assignment for the benefit of its creditors or is liquidated such occurrence shall be an “Event of Insolvency” as to that Party.  Within thirty (30) days after an Event of Insolvency, the subject Party shall by whatever means necessary exclude from the claims of any creditor of said Party, that Party’s direct or indirect ownership interest in JV.  A Party that is the subject of an Event of Insolvency who has failed to exclude from the claims of any creditor of said Party, that Party’s direct or indirect ownership interest in JV as required in the preceding sentence shall, upon the issuance of an insolvency notice by the remaining Equity Holders, be obligated to sell all the Equity Interest in JV owned by the subject Equity Holder to the remaining Equity Holders at a price determined in accordance with Section 9.1(b).

9.4

CHANGE IN CONTROL

SEPA shall provide notice to IPWG at least thirty (30) days in advance of the consummation of any Change in Control of SEPA.  SEPA shall be obligated to offer all of its Equity Interests in JV to IPWG for purchase, and IPWG shall be entitled to purchase all of SEPA’s Equity Interests in JV, prior to the consummation of any Change in Control of SEPA at a price determined in accordance with Section 9.1(b).  A "Change in Control" means any transaction or series of transactions including a stock sale, merger or other transaction following which a party that is not an Affiliate of SEPA as of the date of this Agreement:  (i) owns at least fifty percent (50%) of the equity interest or voting securities of SEPA; or (ii) owns all or substantially all of the assets of SEPA.

9.5

RIGHT TO PURCHASE EQUITY INTERESTS IN JV

The non-defaulting or non-breaching Party will have the right to purchase all of the Equity Interests of the defaulting or breaching Party at a price determined in accordance with Section 9.1(b) above upon the occurrence of any of the events of Default set forth in Section 18.1(a) of this Agreement; or upon a Party’s material breach of Chapter XVI (Compliance) of this Agreement (each, a “Triggering Event”).

CHAPTER X.  [RESERVED]

CHAPTER XI [RESERVED]

CHAPTER XII.  GOVERNMENT APPROVALS AND PROTECTIVE MEASURES

12.1

APPLICATION

Subject to the Satisfaction of the conditions set forth in Chapter II of this Agreement and to the formation of the Project Company pursuant to this Agreement, the Project Company shall apply, as applicable law may require, to the Government of Mexico for the registration of foreign investment.  The Project Company shall diligently prosecute such application.  The Project Company shall also keep an Equity Holders Registry Book, certificates, and all other similar documentation required by the law of the jurisdiction under which the Project Company is organized.

CHAPTER XIII.  PAYMENTS AND BEARING OF COST AND EXPENSES

13.1

DISTRIBUTIONS

All profits of JV, as may be determined by the Board from time to time, after all applicable taxes have been paid and the legal reserve fund has been established, may be declared as cash distributions by the approval of the Board and thereafter paid as cash distributions to the Equity Holders at least annually, on a pro rata basis in proportion to the Percentage Interest of each Equity Holder.

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Insofar as the profit, cash flow and conditions of JV so permit, JV shall not declare less than 50% of its net profit as cash distributions.

13.2

COSTS AND EXPENSES

The costs and expenses paid or incurred by the Parties to prepare and file the Charter Documents with applicable governmental authorities and to receive necessary government approvals of same, and the costs and expenses reasonably paid and incurred by the Parties on behalf of the JV and the Project Company to consummate the formation of the JV, construction of the JV Facility, and launch of the Project Company’s operations, shall in each case be the responsibility of JV.  JV shall reimburse each Party for such reasonable actual costs and expenses, as supported by reasonable documentation, promptly following the Financial Close Date.

Except as expressly provided in this Section 13.2 or elsewhere in this Agreement, each Party shall pay and be responsible for the fees, costs and expenses it incurs in connection with this Agreement and the transactions contemplated by this Agreement, including the fees, costs and expenses of its financial advisors, accountants and counsel.

CHAPTER XIV.  NON-DISCLOSURE PROVISION

14.1

CONFIDENTIALITY

(a)

Each Equity Holder will hold, and will use reasonable efforts to cause its Affiliates, officers, directors, employees, agents, representatives and advisors to hold, in confidence, all confidential documents and information concerning JV, the Project Company, and the Project., furnished to or otherwise received by such Equity Holder in connection with this Agreement and the transactions herein contemplated (“Confidential Information”).  Confidential Information shall not include information that (i) was previously known on a non confidential basis by the Equity Holder, (ii) enters the public domain in its entirety through no fault of any Equity Holder, (iii) becomes known to Equity Holder from a source which legally derives such information independently of the disclosing Equity Holder; or (iv) is independently developed by the Equity Holder.  If this Agreement terminates, the confidentiality and non-use obligations of this Section 14.1 shall survive for a period of five (5) years after termination.

(b)

An Equity Holder shall not, and shall not allow its Affiliates, to make use of any Confidential Information except in furtherance of the business of JV.

(c)

In the event an Equity Holder is required to disclose Confidential Information by applicable law, including filings with regulatory agencies such as the U.S. Securities and Exchange Commission, the Equity Holder shall provide the other Equity Holders with reasonable advance notice of the disclosure to provide the other Equity Holder with an opportunity to take measures to protect the continued confidentiality of the information.  The Parties further agree that disclosures by IPWG in press releases approved by SEPA, which approval SEPA shall not unreasonably withhold or later condition, shall not constitute a violation of this Chapter XIV.

CHAPTER XV.  OBLIGATIONS, REPRESENTATIONS AND WARRANTIES

15.1

OBLIGATIONS OF THE EQUITY HOLDERS

(a)

Each Equity Holder shall take all actions necessary or appropriate, including voting its Percentage Interest and causing its representatives on the Board to vote in such a manner, as to ensure that JV

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fully implements the terms of this Agreement and the other Transaction Documents to which it is or will be a party and fully satisfies its obligations hereunder and thereunder.

(b)

Each Equity Holder shall, to the extent permitted by any applicable law, furnish such information, execute such applications and similar documents as are or may be required by any governmental authorities, and shall use commercially reasonable efforts to take such other action reasonably requested by officers of JV or its Board and which are necessary or reasonably desirable in connection with the business of JV.

15.2

REPRESENTATIONS AND WARRANTIES

(a)

By IPWG.  IPWG represents and warrants, which representations and warranties shall survive the execution and delivery of this Agreement, that:

(i)

It is validly organized, in existence and in good standing in its place of incorporation;

(ii)

It has all requisite legal power and authority to enter into and perform its obligations under this Agreement, and all corporate and other actions required to authorize it to do so have been taken;

(iii)

This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as enforceability may be limited by applicable equitable principles and defenses (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally;

(iv)

None of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby will violate or result in a breach of any of the terms and provisions of, constitute a default under or conflict with IPWG certificate of incorporation, by-laws or similar organizational or governance documents;

(v)

There is no action, claim, suit, judicial or administrative proceeding, arbitration, investigation or review by any governmental authority pending, filed or threatened against or involving IPWG or its properties, assets or rights that could impair its ability to consummate the transactions contemplated by this Agreement; and

(b)

By SEPA.  SEPA represents and warrants, which representations and warranties shall survive the execution and delivery of this Agreement, that:

(i)

It is validly organized, in existence and in good standing in its place of incorporation and that is a Business Corporation, constituted under Mexican Laws, as written in the Act of Incorporation Number 65,666, Volume 1,186, dated March 4th, 1994, certified by Lic. Xavier Ibánez H., Notary Public number three of the State of North Baja California, México, with IRS Registration:  SEP 940308 S70;

(ii)

It has all requisite legal power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution, delivery, and performance by SEPA of this Agreement has been duly and validly authorized and approved by all necessary action on the part of SEPA.  This Agreement is the legal, valid, and binding obligations of SEPA, and is enforceable against it in accordance with its terms, except as enforceability may be limited by applicable

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equitable principles and defenses (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally;

(iii)

None of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby will violate or result in a breach of any of the terms and provisions of, constitute a default under or conflict with SEPA certificate of incorporation, by-laws or similar organizational or governance documents;

(iv)

There is no action, claim, suit, judicial or administrative proceeding, arbitration, investigation or review by any governmental authority pending, filed or threatened against or involving SEPA or its properties, assets or rights that could impair its ability to consummate the transactions contemplated by this Agreement;

(v)

There is no litigation related to environmental laws with respect to the ownership, use, condition or operation of the Premises in any court or before or by any regulatory authority or private arbitration tribunal.  There are no existing material violations of U.S. or Mexico federal, state or local environmental laws by SEPA or the current owner with respect to the ownership, use, condition, lease or operation of the Premises.  No written or oral notice, or other communication from any court or regulatory authority, of any alleged violation of any environmental laws has been filed or communicated to SEPA, or the current owner of the Premises or any of its predecessors with respect to the use, ownership, condition, operation, or disposal of such Premises;

(vi)

SEPA is the permitee or licensee under the necessary Permits, or has the absolute unconditional right to acquire such Permits, and such Permits are freely assignable and transferable, without necessary approval or consent of any third party including any governmental entity, to the Project Company;

(vii)

SEPA has the necessary power and authority to enter into the Lease Agreement with the Project Company for the Premises;

(viii)

Neither the execution and delivery of this Agreement and the other Transaction Documents by SEPA, nor the consummation by SEPA of the transactions contemplated hereby or in the Transaction Documents, (i) requires any consent by, or notice to, any governmental entity or other entity or (ii) violates any applicable law or regulation; except for such consents, notices and/or violations which (individually or in the aggregate) do not materially adversely affect the JV; and

(ix)

It complies and during the term of this Agreement will comply in all respects with applicable Mexican and international laws regulating the employment of children and pregnant women and forced labor, laws concerning the maintenance of safe, secure, and sanitary work facilities, laws regulating workers’ hours and working conditions, environmental protection laws, and laws prohibiting bribery and corrupt business practices.

(x)

Salguero is the General Director and owns a majority interest in the issued capital stock or other equity interests of SEPA.  SEPA has duly authorized all in accordance with applicable law Salguero’s entry into this Agreement and participation in his individual capacity in connection with the Project and JV;

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(c)

By Salguero. Salguero represents and warrants, which representations and warranties shall survive the execution and delivery of this Agreement, that:

(i)

Salguero is the General Director and owns a majority interest in the issued capital stock or other equity interests of SEPA.  SEPA has duly authorized all in accordance with applicable law Salguero’s entry into this Agreement and participation in his individual capacity in connection with the Project and JV;

(ii)

He has all requisite legal power and authority to enter into and perform his obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.  This Agreement is the legal, valid, and binding obligations of Salguero, and is enforceable against him in accordance with its terms, except as enforceability may be limited by applicable equitable principles and defenses (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally;

(iii)

There is no action, claim, suit, judicial or administrative proceeding, arbitration, investigation or review by any governmental authority pending, filed or threatened against or involving Salguero or his properties, assets or rights that could impair his ability to consummate the transactions contemplated by this Agreement;

(iv)

Neither the execution and delivery of this Agreement and the other Transaction Documents by Salguero, nor the consummation by Salguero of the transactions contemplated hereby or in the Transaction Documents, (i) requires any consent by, or notice to, any governmental entity or other entity or (ii) violates any applicable law or regulation; except for such consents, notices and/or violations which (individually or in the aggregate) do not materially adversely affect the JV; and

(v)

He complies and during the term of this Agreement will comply in all respects with applicable Mexican and international laws regulating the employment of children and pregnant women and forced labor, laws concerning the maintenance of safe, secure, and sanitary work facilities, laws regulating workers’ hours and working conditions, environmental protection laws, and laws prohibiting bribery and corrupt business practices.

CHAPTER XVI.  COMPLIANCE

16.1

COMPLIANCE WITH LAWS AND STANDARDS OF CONDUCT

Each Party agrees that the business of JV and the Project Company shall be conducted in conformity with applicable laws of all jurisdictions having authority or jurisdiction over the activities of JV and the Project Company, respectively.  In no event shall JV or the Project Company be required to take, nor shall any Party take or permit JV or the Project Company to take, any action (or in each case engage in any omission) that violates the United States Foreign Corrupt Practices Act of 1977 (including all regulations promulgated pursuant thereto), as amended.

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CHAPTER XVII.  INDEMNIFICATION

17.1

INDEMNIFICATION

(a)

Each Party (the “Indemnifying Party”) will indemnify and hold harmless the other Party and its Affiliates (collectively, the “Indemnified Parties”) from and against all losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses that the Indemnified Parties suffer or incur arising from or related to any inaccuracy in or any breach of any representation, warranty or covenant of the Indemnifying Party contained in this Agreement or any of the Transaction Documents.  The Indemnifying Party shall defend the Indemnified Parties, at its expense, from and against all claims, demands, suits and causes of action arising from or related to any breach of any representation, warranty or covenant of the Indemnifying Party contained in this Agreement or any of the Transaction Documents.

(b)

Without limiting the generality of Section 17.1(a), SEPA and Salguero will jointly and severally indemnify and hold harmless JV, the Project Company and IPWG and their respective Affiliates from and against all losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses that JV, the Project Company and IPWG and their respective Affiliates suffer or incur arising from or related to any hazardous substances or environmental conditions or events on, under or relating to the Premises.  SEPA and Salguero shall jointly and severally defend JV, the Project Company and IPWG and their respective Affiliates, at their expense, from and against all claims, demands, suits and causes of action arising from or related to any hazardous substances or environmental conditions or events on, under or relating to the Premises.

CHAPTER XVIII.  GENERAL PROVISIONS

18.1

DEFAULT

(a)

A default (“Default”) shall be deemed to have occurred in the event that a Party (herein “Defaulting Party”):

(i)

commits a Material Breach of this Agreement; or

(ii)

shall have made any representation or warranty in this Agreement which representation or warranty is in any material respect false or misleading, which has a material adverse effect upon the Non-Defaulting Party (defined below), JV or Project Company; or

(ii)

shall make an assignment for the benefit of creditors, be adjudicated insolvent as a result of its inability to pay its debts as they mature, or shall file a petition in voluntary bankruptcy or a petition or answer or consent seeking reorganization or readjustment of indebtedness under any jurisdiction’s bankruptcy or similar laws now or hereafter existing, or consent to the appointment by a court of a receiver or trustee of all or a substantial part of the assets or property of the Party for the benefit of its creditors, or a similar involuntary proceeding shall be commenced, which proceeding shall not have been dismissed or stayed within one hundred and eighty  (180) days after its institution.

In the event of a Default, the other Parties (herein “Non-Defaulting Parties”) may, upon declaration or discovery of the Default and the expiration of the cure period, if any, at its sole option

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(i) purchase for cash not less than all of the Equity Interests held by the Defaulting Party at the price determined in accordance with Section 9.1(b), and/or (ii) terminate this Agreement.

(b)

“Material Breach” means any of the following events with the passing of any applicable notice and cure periods:

(i)

JV takes any action requiring unanimous Equity Holder approval in accordance with Chapter IV, Section 4 at the request or direction of a Party (or any other person acting on behalf of a Party) without receiving the appropriate level of approval by the Equity Holders required by applicable law, the Charter Documents and/or this Agreement, and such action is not subsequently duly approved by both Parties or remedied or revoked within sixty (60) days after written notice is given by the Party that did not make or provide such request or direction (directly or through any other person acting on its behalf) to the Party and the JV identifying the relevant action as a Material Breach, or, if such action is not capable of being remedied or revoked within such sixty (60) day period, the JV does not provide the Parties a plan to remedy or revoke such action within such sixty (60) day period and continuously pursue and effect such remedy or revocation within one hundred twenty (120) days after receiving written notice thereof;

(ii)

A Party breaches any of Section 8.1 (Capital Calls), Section 9.1(Disposal of Equity Interests), Section 9.5 (Change in Control), Chapter XIV (Non-Disclosure Provision), Section 15.2 (Representations and Warranties), or Chapter XVI (Compliance) and such breach is not subsequently remedied within thirty (30) days after written notice is given by the non-breaching Party to the breaching Party, or, if such action is not capable of being remedied within such thirty (30) day period, the breaching Party does not provide the non-breaching Party a plan to remedy such breach within such thirty (30) day period and continuously pursue and effect such remedy within sixty (60) days after receiving written notice thereof;

(iii)

SEPA breaches the Waste Handling Agreement and such breach is not subsequently remedied within thirty (30) days after written notice is given by IPWG to SEPA; or

(iv)

SEPA breaches the Lease Agreement and such breach is not subsequently remedied within thirty (30) days after written notice is given by IPWG to SEPA.

(c)

IPWG may elect at its sole option to deem a Material Breach to have occurred, and in such event shall be deemed the Non-Defaulting Party, in the event of a failure to achieve any of the milestones listed in Exhibit C (Joint Venture Milestones) by the respective milestone dates in Exhibit C.

18.2

TERMINATION

(a)

This Agreement will terminate automatically in the event an Equity Holder acquires all of the Equity Interests in JV.

(b)

This Agreement will terminate automatically upon the Financial Close Date.

(c)

This Agreement shall be of no further effect, and the Parties shall have no further obligations under this Agreement, upon termination except as provided in Section 18.19 (Survival).

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18.3

FORCE MAJEURE

Except to the extent caused by the negligence, recklessness or willful misconduct of the Party asserting force majeure or within such Party’s reasonable control, no Party shall be liable to the other Parties for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotions, acts of terrorism, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions or inactions by the government or any agency thereof, Acts of God, storms, fires, accidents, strikes, sabotages, explosions, or their similar different contingencies beyond the reasonable control of the respective Parties.  If a Party’s performance is affected, or may be affected, by force majeure, that Party shall give notice thereof to the other Parties as soon as practicable after the occurrence of such force majeure, which notice shall include, insofar as known, a statement of the probable extent to which the affected Party will be unable to perform or will be delayed in performing its obligations hereunder.  Each Party shall exercise due diligence to eliminate or remedy any such force majeure and to prevent the same from unnecessarily delaying and interrupting its performance hereunder, and shall give the other Parties prompt written notice when such force majeure causes shall have been eliminated or remedied.

18.4

NOTICE

All notices and other communications given or made in accordance with or in connection with this Agreement shall be made in writing and may be delivered in person or by internationally recognize courier service such as Federal Express or DHL, fully prepaid, in an envelope properly addressed to the respective Parties at the address set forth below or to such changed address as may be given by either Party to the other Party by such written notice.  Any such notice, reports and other communications shall be considered to have been received and made effective three (3) business days (Monday through Friday excluding federal holidays in the recipient’s country) after their dispatch.

To IPWG:

International Power Group Ltd.

Attn.:  Mr. Peter Toscano

950 Celebration Boulevard Suite A

Celebration, Florida, Z.C. 34347

USA

With a Copy to:

Alston & Bird LLP

Attn:  Douglas L.  Miller, Esq.

1201 West Peachtree Street

Atlanta, Georgia  30309

USA

And

Rosales, Rosales, Alhovich & Associates

Attn: Rene F. Rosales Ortiz

Culiacán No 17-6o. Piso

Colonia Hipódromo Condesa

Delegación Cuauhtemoc

México City, Z.P. 06170

México

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To SEPA:

Sistemas Ecológicos para la Protección Ambiental, S.A. de C.V.

Attn.:  Mr. Mario Salguero Rossainzz

Calle Juan Ugarte No. 11062-4

Fraccionamiento Garita de Otay

Tijuana, North Baja California, Z.C. 22440

México

To SALGUERO:

Mr. Mario Salguero Rossainzz

Calle Juan Ugarte No. 11062-4

Fraccionamiento Garita de Otay

Tijuana, North Baja California, Z.C. 22440

México

18.5

NO WAIVER

No waiver by any Party at any time of any breach of any of the terms and conditions of this Agreement shall be interpreted as a waiver of any subsequent breach, whether of the same or of any other terms and conditions this Agreement.

18.6

DIVISIBILITY OF PROVISIONS

In the event of any provision of this Agreement becoming null and/or unenforceable or having been interdicted by the law of the country where this Agreement is to be performed or the Project Company is located, only the provision concerned shall be deemed divisible and nullified.  The remaining part shall hold good and bind the Parties, as would be the case if the said provision nullified were not in this Agreement.

In the case of the preceding paragraph, the Parties shall confer in good faith and agree upon an effective provision to be inserted to take the place of that nullified.

18.7

ASSIGNMENT

This Agreement and the rights and obligations hereunder are personal to the Parties hereto and shall not be assigned or transferred, by operation of law or otherwise, by any of the Parties to any third party; provided, however, that IPWG may assign this Agreement or any portion thereof to any Affiliate of IPWG.  This Agreement shall be binding upon and enforceable against each Party and its successors and permitted assigns.

18.8

ARBITRATION

(a)

Any controversy or claim arising out of, related to, or in connection with this Agreement (including any amendment or modification thereof), or the breach, termination, interpretation, construction, or validity thereof, including but not limited to any claim for damages or rescission or for fraud in the inducement to enter into the Agreement (“Disputes”) shall be submitted to binding arbitration administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) before a single arbitrator mutually agreed by the parties, or in the absence of an agreement within ten (10) days, designated by the AAA.  The place of arbitration will be Atlanta, Georgia.  The language of the arbitration, and the arbitration award, shall be English.  Limited discovery will be permitted in connection with the arbitration upon agreement of the parties or  upon a showing of substantial need by the Party seeking discovery.  The arbitrator’s decision shall follow the plain and natural meaning of the relevant documents, and shall be final and binding.  All

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aspects of the arbitration will be confidential.  Each Party will promptly pay its share of all arbitration fees and costs, provided that such fees and costs shall be recoverable by the prevailing Party as determined by the arbitrator.

(b)

In the arbitration award, the arbitration panel shall state the reasons upon which the award is based.  The award (if monetary) shall be made in United States Dollars.  The award shall include interest from the date of any damages incurred from the breach or other violation of this Agreement until the date of the award and from the date of the award until the award is paid in full, at an annual rate which shall be 1% (one percent) over the rate which shall be announced from time to time as the Prime Rate of Chase Manhattan Bank in New York, or any successor institution.

(c)

Notwithstanding the determination by the parties to utilize arbitration as specified above for resolution of Disputes, nothing herein shall preclude either Party from seeking and obtaining from a court of competent jurisdiction an order compelling arbitration or enforcing an arbitration award hereunder, or appropriate preliminary or equitable relief, including without limitation, a temporary restraining order or other injunctive relief, or an order to otherwise maintain the status quo pending outcome of any arbitration, or from preserving the Party’s rights under applicable statutes of limitations or agreed limitations periods.

18.9

GOVERNING LAW

This Agreement and all questions arising out of or under this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, United States of America, without the application of conflict of law principles.

18.10

ENTIRE AGREEMENT

This Agreement together with the other Transaction Documents is an integrated agreement, constitutes the entire and only agreement between the Parties hereto with respect to the subject matter of this Agreement, and supersedes all previous and contemporaneous commitments, agreements or understandings, written or oral, between the Parties with respect to such subject matter (specifically including, without limitation, the document titled, “Issues To Be Taken in Account in the Contract That Establish the Alliance Between IPWG-SEPA”).  No modification, changes and amendments of this Agreement shall be binding upon the Parties except by instrument signed by duly authorized officer or representative of each of the Parties.  The Parties acknowledge and agree that they have mutually negotiated the terms and conditions of this Agreement and that they have negotiated this Agreement with the assistance of legal counsel, and that any provision contained herein with respect to which an issue of interpretation or construction arises shall not be construed to the detriment of the drafter on the basis that such party or its attorney was the drafter.

18.11

HEADINGS

The headings used in this Agreement are for the convenience of the parties only and shall not be deemed a part of or utilized in interpreting this Agreement.

18.12

CUMULATIVE REMEDIES

The remedies set forth in this Agreement are cumulative to, and not in lieu of, any other rights and remedies available under this Agreement or applicable law.

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18.13

NO GUARANTEES OF SUCCESS

The parties acknowledge that they are not relying upon any representations or statements except as specifically set forth in this Agreement.  SEPA specifically acknowledges that IPWG has not issued any guarantees or assurances that the JV will be successful or profitable or that either Party will achieve a positive return on its investment in JV.  SEPA further acknowledges that IPWG has and may in the future enter into similar relationships with third parties and that SEPA is not the exclusive joint venture partner of IPWG in matters such as those covered by the subject matter of this Agreement.

18.14

LANGUAGE

To the full extent permitted by law and consistent with valid entry into a binding agreement, the Parties expressly agree that the official language of this Agreement is English and that all documents to be prepared or supplied hereunder, including any notices or other communications, shall be in English and shall be of no effect unless in English.  The Parties agree that any translation of this Agreement is provided solely for convenience.

18.15

COUNTERPARTS

This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be an original and all of which shall together constitute one and the same instrument.

18.16

PRECEDENCE OF AGREEMENT

The Parties intend for this Agreement to be the supreme and governing document regarding the Parties’ rights in operating the JV.  The Parties hereby agree that the terms of each of the Charter Documents are subject to the terms of this Agreement and that any conflict or inconsistency between the terms of this Agreement and the terms of the any of the Charter Documents will be resolved in such a manner as to cause this Agreement to be enforced.

18.17

RELATIONSHIP OF THE PARTIES

In all activities under this Agreement, the Parties will act as and be deemed independent contractors with respect to one another with no authorization to any way obligate or bind the other Parties.  Accordingly, no Party will hold itself out to third parties as purporting to act on behalf of, or serving as the agent of, another Party.  No Party is authorized to enter into any understandings or agreements, whether oral or written, on another Party's behalf without the prior written consent of such other Party.

18.18

NO PUBLICITY

Neither Party shall use the name or logo of the other Party, or any abbreviation or adaptation thereof, in any advertising, trade display, client list, or public statement, or for any other commercial purposes without the prior written consent of the other Party in each instance.

18.19

SURVIVAL

The following Chapters and Sections of this Agreement shall survive the termination or expiration of this Agreement: Chapter I (Definitions), Section 2.5 (SEPA Contacts and Relationships), Section 2.14 (Non-Competition) (for the period of time provided in the non-competition agreement entered pursuant to Section 2.14), Section 3.4 (Limited Liability), Section 5.6 (Occurrence of Deadlock), Section 5.7 (Mediation),  Section 5.8 (Offer and Sale of Equity Interests), Chapter VI (Auditors), Chapter VII

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(Accounting), Section 9.1 (Disposal of Equity Interests), Section 9.2 (Effect of Transfer), Section 9.3 (Insolvency), Section 9.6 (Right to Purchase Equity Interests in JV), Chapter XIV (Non-Disclosure Provision) (for the period of time set forth therein), Section 15.2 (Representations and Warranties), Chapter XVI (Compliance), and Sections 18.1 (Default), Section 18.4 (Notice), 18.5 (No Waiver), 18.6 (Divisibility of Provisions), 18.7 (Assignment), 18.8 (Arbitration), 18.9 (Governing Law), 18.10 (Entire Agreement), 18.11 (Headings), 18.12 (Cumulative Remedies), 18.13 (No Guarantees of Success), 18.14 (Language), 18.15 (Counterparts), 18.17 (Relationship of the Parties), 18.18 (No Publicity), 18.19 (Survival) and 18.20 (Labor Matters).

18.20

LABOR MATTERS

Each Party will be the sole employer of its personnel, and each Party shall further comply with and shall be the only Party responsible of any and all the rights and obligations derived from the Mexican Federal Labor Law, Social Security Law, Law of the Institute of the National Workers Housing Fund, and the legal provisions regulating the Retirement Savings System with respect to its personnel.  Each Party shall have no relationship, obligation or responsibility whatsoever with the employees of the other Party.  In view of the foregoing, each Party hereby releases the other Party from any joint liability which may arise out from the Federal Labor Law, the Social Security Law, the Law of the Institute of the National Workers Housing Fund and the provisions regulating the Retirement Savings System.  Both Parties Party hereby agree to indemnify and hold the other Party and its respective shareholders, officers, directors, employees, agents and legal representatives, harmless from any and all liabilities, losses, damages, costs or expenses (including without limitation, reasonable attorney’s fees) arising out from or relating to claims made by any of the other parties employees or by third parties due to actions carried out by any of such employees.

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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its respective representatives thereunto duly authorized as of the Effective Date.

FOR IPWG:

INTERNATIONAL POWER GROUP LTD.

__________Peter Poscano_________________

By:

Peter Toscano

Title:

Chief Executive Officer/President

FOR SEPA:

SISTEMAS ECOLOGICOS DE PROTECCION AMBIENTAL S.A. DE C.V.

______Mario Salguero _____________________

By:

Mario Salguero

Title:

Chief Executive Officer

FOR SALGUERO:

Mr. Mario Salguero Rossainzz

_______________________________

Signature

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